Exhibit 99.1
NEWS RELEASE

Internap Reports Third Quarter 2006 Financial Results

•	Record Revenues of $45.9 Million for Q3 2006
•
Net Income of $0.2 Million for Q3 2006 (including stock-based compensation expense of $1.6 million) compared with a Net (Loss) of $(3.2 million) for Q3 2005 (not including stock-based compensation expense)

•	Adjusted EBITDA[1] of $6.1 million for Q3 2006
•	Q3 2006 Cash Flow from Operations of $7.8 million
•	Raises Revenue and Adjusted EBITDA Guidance for the Year

ATLANTA - November 6, 2006 - Internap Network Services Corporation (NASDAQ: INAP), a leading provider of performance-based routing services for IP networks, today reported financial results for the third quarter ended September 30, 2006.

For the third quarter of 2006, revenues totaled $45.9 million, an increase of 21% compared to the third quarter of 2005. Net income for the third quarter of 2006, on a generally accepted accounting principles (GAAP) basis, was $0.2 million, or $0.01 per diluted share. This includes a non-cash charge for stock-based compensation expense of $1.6 million, or $0.05 per diluted share, pursuant to the adoption of SFAS No. 123R in the first quarter of 2006. GAAP net income for the third quarter of 2006 compares to a net (loss) on a GAAP basis of $(3.2 million), or $(0.09) per basic and diluted share for the third quarter of 2005. GAAP net income prior to 2006 did not include stock-based compensation expense. Normalized net income1 and normalized net income per diluted share1, which exclude the impact of stock-based compensation, were $1.8 million and $0.05, respectively, for the third quarter of 2006.

Adjusted gross margin1 was 45% for the third quarter of 2006, compared to 46% and 44% for the second quarter of 2006 and third quarter of 2005, respectively.

The Company reported adjusted EBITDA1 of $6.1 million (GAAP net income of $0.2 million) for the third quarter of 2006, an increase of $0.1 million from the second quarter of 2006 and an improvement of $5.3 million, or almost 700%, over the third quarter of 2005. The Company also reported cash, cash equivalents and investments in marketable securities at September 30, 2006 of $53.9 million, an increase of $6.1 million from the end of the second quarter 2006.

“We once again posted record revenues for the quarter of $45.9 million and our cash position improved significantly year over year," said James P. DeBlasio, president and chief executive officer of Internap. "Internap has also recently taken strategic actions to reposition the company. Our goal is to continue driving solid results and increasing shareholder value.”

Internap ended the quarter with 2,235 customers under contract, adding 47 new customers in the third quarter on a net basis.

2006 Full Year Guidance
•	Full year revenue growth over 2005 revenues is increased to 15-17%, up from the earlier guidance of 12-15%.
•	Full year adjusted EBITDA is expected to be $24 to $26 million, up from the prior $20 - $24 million guidance.
•	Full year net income of $2.0 million to $3.0 million.
•	Capital expenditures are expected in the range of $13.5 million to $14.5 million.

Conference Call Information:
Internap’s third quarter teleconference will be held today beginning at 5:00 p.m. EDT. The dial-in numbers are (800) 591-6945; passcode 17832249 for domestic callers, and (617) 614-4911; passcode 17832249 for international participants. The simultaneous web cast will be available from the Investor Relations section of the Website at: http://www.internap.com/investor/presentations/page1294.html

Internap will provide a replay of the teleconference on its Website. A replay will be available from November 6th through November 13th. The dial in numbers are (888) 286-8010: passcode 47455749 for domestic callers, and (617) 801-6888; passcode 47455749 for international participants.

1 Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled “Reconciliation of Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” and “Reconciliation of Gross Margin to Adjusted Gross Margin.” This information is also available on our Web Site under the Investor Services heading.

About Internap
Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Web. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize the performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers multiple Internet backbones as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,200 customers, including Fortune 1000 and mid-tier enterprises in the financial services, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Canada, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Our reported GAAP-based results are negatively affected by the implementation of new accounting rules related to the expensing of stock options, commencing in 2006. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; the ability to successfully integrate the operations of Internap and VitalStream; our ability to protect our intellectual property; claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap and the Internap logo are trademarks of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact                                                                                 Investor Contact
L.A. Campbell                         Andrew Albrecht
(404) 302- 9721                                                                                 (404) 302-9841
lcampbell@internap.com                                                               albrecht@internap.com

# # #

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Revenue	$45,874	$37,999	$132,404	$113,425

Costs and expense:
Direct cost of network and sales, exclusive of depreciation and amortization	25,373	21,325	71,471	60,550
Direct cost of customer support*	2,930	2,870	8,596	8,139
Product development*	1,107	1,405	3,490	3,955
Sales and marketing*	6,569	6,639	20,611	19,552
General and administrative*	5,618	5,385	15,888	15,121
Depreciation and amortization	4,074	3,784	11,717	10,913
Asset impairment and restructuring	319	13	319	36
Gain on disposal of property and equipment	--	--	(114)	(4)

Total operating costs and expense	45,990	41,421	131,978	118,262

(Loss) income from operations	(116)	(3,422)	426	(4,837)

Non-operating (income) expense:
Interest income	(619)	(339)	(1,563)	(903)
Interest expense	215	342	698	1,089
Income from equity method investment	(7)	(33)	(111)	(25)
Other income, net	--	(221)	(146)	(211)

Total non-operating (income) expense	(411)	(251)	(1,122)	(50)

Income (loss) before income taxes	295	(3,171)	1,548	(4,787)

Income taxes	100	--	100	--
Net income (loss)	$195	$(3,171)	$1,448	$(4,787)

Net income (loss) per share:
Basic	$0.01	$(0.09)	$0.04	$(0.14)
Diluted	$0.01	$(0.09)	$0.04	$(0.14)

Shares used in per share calculations:
Basic	34,839	34,006	34,537	33,933
Diluted	35,894	34,006	35,343	33,933

*Includes the following amounts related to stock-based compensation:
Direct cost of customer support	$280	$--	$871	$--
Product development	170	--	503	--
Sales and marketing	560	--	1,754	--
General and administrative	629	--	1,590	--
Total	$1,639	$--	$4,718	$--

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$41,389	$24,434
Short-term investments in marketable securities	12,507	16,060
Accounts receivable, net of allowance of $1,117 and $963, respectively	19,823	19,128
Inventory	600	779
Prepaid expenses and other assets	3,324	2,741

Total current assets	77,643	63,142

Property and equipment, net of accumulated depreciation and amortization of $149,853 and $143,686, respectively	48,099	50,072
Investments	2,123	1,999
Intangible assets, net of accumulated amortization of $18,534 and $18,100, respectively	1,896	2,329
Goodwill	36,314	36,314
Deposits and other assets	1,656	1,513

	$167,731	$155,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,375	$4,375
Accounts payable	8,374	5,766
Accrued liabilities	6,773	7,267
Deferred revenue, current portion	2,905	2,737
Capital lease obligations, current portion	442	559
Restructuring liability, current portion	957	1,202
Other current liabilities	63	--

Total current liabilities	23,889	21,906

Notes payable, less current portion	4,375	7,656
Deferred revenue, less current portion	903	533
Capital lease obligations, less current portion	92	247
Restructuring liability, less current portion	4,204	5,075
Deferred rent	11,117	9,185
Other long-term liabilities	1,011	1,039

Total liabilities	45,591	45,641

Commitments and contingencies

Stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 60,000 shares authorized, 35,284 and 34,168 shares issued and outstanding, respectively	35	34
Additional paid-in capital	980,528	970,221
Deferred stock compensation	--	(420)
Accumulated deficit	(858,664)	(860,112)
Accumulated items of other comprehensive income	241	5

Total stockholders' equity	122,140	109,728

	$167,731	$155,369

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,448	$(4,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,129	11,279
Gain on disposal of assets	(114)	(4)
Provision for doubtful accounts	(311)	1,011
Income from equity method investment	(111)	(25)
Non-cash changes in deferred rent	1,932	2,039
Stock-based compensation expense	4,718	--
Loss on asset impairment	319	--
Other, net	--	(45)
Changes in operating assets and liabilities:
Accounts receivable	(385)	(1,170)
Inventory	179	(232)
Prepaid expenses, deposits and other assets	(726)	13
Accounts payable	2,608	(3,507)
Accrued liabilities	(494)	1,059
Deferred revenue	537	156
Accrued restructuring charge	(1,116)	(1,435)

Net cash provided by operating activities	20,613	4,352

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(9,867)	(8,072)
Purchases of investments in marketable securities	(10,515)	(16,727)
Maturities of marketable securities	14,179	13,561
Proceeds from disposal of property and equipment	127	76
Other, net	113	(326)

Net cash used in investing activities	(5,963)	(11,488)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(3,281)	(4,972)
Payments on capital lease obligations	(434)	(380)
Proceeds from exercise of stock options, employee stock purchase plan and warrants	5,985	1,164
Other, net	35	50

Net cash provided by (used in) financing activities	2,305	(4,138)

Net increase (decrease) in cash and cash equivalents	16,955	(11,274)
Cash and cash equivalents at beginning of period	24,434	33,823

Cash and cash equivalents at end of period	$41,389	$22,549

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is net income (loss). The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding.

We define non-GAAP measures as follows:

•	Adjusted EBITDA is net income (loss) plus stock based compensation, depreciation and amortization, asset impairment and restructuring, income taxes and interest expense less interest income
•	Normalized net income (loss) is net income (loss) plus stock-based compensation
•	Normalized diluted shares are diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method
•	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares
•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in or associated with cost of sales.
•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the Reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and impairment to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate to differences between actual costs incurred and estimates of liabilities incurred during the implementation of restructuring plans and impairment costs relate to the Company’s write-down of certain costs that were capitalized during the development of software to be used internally. Management believes that such restructuring and impairment charges were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. However, the inclusion of stock-based compensation in the current period operating results due to the adoption of SFAS No. 123R effective January 1, 2006 makes comparisons to prior period results more difficult. Therefore we believe that supplementing GAAP net income (loss) and net income (loss) per share information by providing normalized net income (loss) and normalized net income (loss) per share for those periods, excluding the effect of stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network and sales is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network and sales. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

A reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Net income (loss) (GAAP)	$195	$713	$(3,171)
Stock-based compensation expense	1,639	1,568	--
Depreciation and amortization	4,211	3,987	3,921
Asset impairment and restructuring	319	--	13
Income taxes	100	--	--
Interest (income) expense, net	(404)	(288)	3
Adjusted EBITDA (non-GAAP)	$6,060	$5,980	$766

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) AND BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the fiscal periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Net income (loss) (GAAP)	$195	$713	$(3,171)
Stock-based compensation expense	1,639	1,568	--
Normalized net income (non-GAAP)	$1,834	$2,281	$(3,171)

Shares used in per share calculation:
Basic (GAAP)	34,839	34,465	34,006
Diluted (GAAP)	35,894	35,787	34,006
Less dilutive effect of SFAS No. 123R under the treasury stock method:	(1,014)	(1,430)	--
Normalized diluted shares (non-GAAP)	34,880	34,357	34,006

GAAP earnings per share:
Basic	$0.01	$0.02	$(0.09)
Diluted	$0.01	$0.02	$(0.09)

Normalized net income per share (non-GAAP):
Basic	$0.05	$0.07	$(0.09)
Diluted	$0.05	$0.07	$(0.09)

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Revenue	$45,874	$43,905	$37,999

Direct cost of network and sales, exclusive of depreciation and amortization	25,373	23,744	21,325
Direct cost of customer support	2,930	2,769	2,870
Depreciation and amortization associated with cost of sales	3,495	3,043	3,060
Total cost of sales	31,798	29,556	27,255

Gross profit (GAAP)	$14,076	$14,349	$10,744
Gross margin (GAAP)	30.7%	32.7%	28.3%

Add:
Customer support	$2,930	$2,769	$2,870
Depreciation and amortization:
Included in direct cost of network and sales	137	137	137
Associated with cost of sales	3,495	3,043	3,060

Adjusted gross profit (non-GAAP)	$20,638	$20,298	$16,811
Adjusted gross margin (non-GAAP)	45.0%	46.2%	44.2%